            As filed with the Securities and Exchange Commission on July 5, 2001

                                                      Registration No. 033-56828

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       ----------------------------------

                                 USX CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

                                                              25-0996816
               DELAWARE                                    (I.R.S. Employer
     (State or Other Jurisdiction                       Identification Number)
   of Incorporation or Organization)

    600 Grant Street Pittsburgh, PA                           15219-4776
(Address of Principal Executive Offices)                      (Zip Code)

                       ----------------------------------

                        MARATHON OIL COMPANY THRIFT PLAN
                            (Full Title of the Plan)

                       ----------------------------------


                                 Dan D. Sandman
             General Counsel, Secretary and Senior Vice President-
                        Human Resources & Public Affairs
                                 USX Corporation
                   600 Grant Street, Pittsburgh, PA 15219-4776
                     (Name and Address of Agent For Service)


                                 (412) 433-1121
          (Telephone Number, Including Area Code, of Agent For Service)


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                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-8 (Registration No. 033-56828 ) (the "Registration Statement") of USX Corporation, a Delaware corporation ("Old USX"), is being filed by USX Corporation (formerly USX HoldCo, Inc.), a Delaware corporation (the "Company"), pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the adoption by Old USX of a holding company form of organizational structure. The holding company organizational structure was implemented in accordance with Section 251(g) of the Delaware General Corporation Law (the "DGCL") pursuant to a Holding Company Reorganization Agreement, dated as of July 1, 2001 (the "Reorganization Agreement"), by and among the Company, Old USX, and United States Steel LLC, a Delaware limited liability company and wholly owned subsidiary of the Company ("SteelCo").

         Pursuant to the terms and subject to the conditions of the Reorganization Agreement and in accordance with Section 251(g) of the DGCL and
Section 18-209 of the Delaware Limited Liability Company Act, effective on July 2, 2001, Old USX was merged with and into SteelCo (the "Reorganization Merger"). At the effective time of the Reorganization Merger, SteelCo continued as the surviving entity and as a wholly owned Subsidiary of USX and the separate corporate existence of Old USX ceased in accordance with the DGCL. In the Reorganization Merger: (i) each share of Old USX-Marathon Group Common Stock, par value $1.00 per share ("Old USX-Marathon Group Common Stock") issued and outstanding or held in treasury was automatically converted into one share of the Company's Marathon Group Common Stock, par value $1.00 per share ("New Marathon Group Common Stock"), (ii) each share of Old USX-U. S. Steel Group Common Stock, par value $1.00 per share ("Old USX-U. S. Steel Group Common Stock") issued and outstanding or held in treasury was automatically converted into one share of the Company's U. S. Steel Group Common Stock, par value $1.00 per share ("New U. S. Steel Group Common Stock"), and (iii) each share of Old USX 6.50% Cumulative Convertible Preferred Stock, no par value, issued and outstanding or held in treasury was automatically converted into one share of 6.50% Cumulative Convertible Preferred Stock, no par value, of the Company.

         Additionally, (i) each outstanding option to purchase Old USX-Marathon Common Stock and Old USX-U. S. Steel Group Common Stock issued pursuant to the 1990 Stock Plan was assumed by USX and now represents an option to purchase, upon the same terms and conditions, an identical number of shares of New Marathon Group Common Stock and New U. S. Steel Group Common Stock, respectively, (ii) each outstanding restricted share of Old USX-Marathon Common Stock and Old USX-U. S. Steel Group Common Stock was automatically converted into a restricted share of New Marathon Group Common Stock and New U. S. Steel Group Common Stock, respectively, and (iii) each outstanding stock appreciation right relating to Old USX-Marathon Common Stock and Old USX-U. S. Steel Group Common Stock issued pursuant to the 1990 Stock Plan was assumed by USX and now represents a stock appreciation right relating to New Marathon Group Common Stock and New U. S. Steel Group Common Stock, respectively.

           In accordance with Rule 414 under the Securities Act, the Company, as the successor issuer to Old USX, hereby expressly adopts Registration Statement No. 033-56828 on Form S-8 as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Marathon Oil Company Thrift Plan (the "Plan"), to which this Registration Statement relates, shall be known as the Marathon Oil Company Thrift Plan. Subsequent to the Reorganization Merger, the Plan will cover employees of the Company and its subsidiaries (including SteelCo), and shares of stock issued in accordance with the Plan


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will be shares of New Marathon Group Common Stock and New U. S. Steel Group
Common Stock instead of shares of Old USX-Marathon Group Common Stock and Old USX-U. S. Steel Group Common Stock, respectively.

           The applicable registration fees were paid at the time of the original filing of the Registration Statement.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on July 5, 2001.


                                   USX CORPORATION

                                   By: /s/ Larry G. Schultz
                                      ----------------------------------
                                      Name: Larry G. Schultz
                                      Title: Vice President - Accounting


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on July 5, 2001.




NAME                                           TITLE

                    *                          Chairman of the Board & Chief
------------------------------------------     Executive Officer and Director
            Thomas J. Usher

                    *                          Vice Chairman & Chief Financial
------------------------------------------     Officer and Director
          Robert M. Hernandez

        /s/ Larry G. Schultz                   Vice President - Accounting
------------------------------------------
           Larry G. Schultz

                   *                           Director
------------------------------------------
           Neil A. Armstrong

                   *                           Vice Chairman and Director
------------------------------------------
       Clarence P. Cazalot, Jr.

                   *                           Director
------------------------------------------
             J. Gary Cooper

                   *                           Director
------------------------------------------
           Charles A. Corry

                   *                           Director
------------------------------------------
         Shirley Ann Jackson

                   *                           Director
------------------------------------------
           Charles R. Lee

                   *                           Director
------------------------------------------
             Paul E. Lego


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NAME                                            TITLE


                   *                            Director
------------------------------------------
         John F. McGillicuddy

                   *                            Director
------------------------------------------
          Seth E. Schofield

                   *                            Director
------------------------------------------
              John W. Snow

                   *                            Director
------------------------------------------
           Douglas C. Yearley


* By: /s/ Larry G. Schultz
------------------------------------------
     Larry G. Schultz, attorney-in-fact



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                                  EXHIBIT INDEX


Exhibit No.                Description
-----------                -----------

24                         Powers of Attorney